UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2016

EnergyTek Corp.

(Exact name of registrant as specified in its charter)

Nevada	814-00175	86-0490034
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 E. Redfield Road, Suite 100 Building A Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 663-8118

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2016, EnergyTek Corp. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada to (1) change the Company's name to TimefireVR Inc. and (2) implement a reverse stock split at a ratio of one-for-10. The name change and reverse stock split will each become effective November 21, 2016. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

In connection with the Company’s name change, the Company intends to adopt the trading symbol “TFVR” for its common stock. Once the Company receives notice that the Financial Industry Regulatory Authority, Inc. has given effect to the corporate actions, the Company’s common stock will trade under its new price giving effect to the reverse split on the OTCQB. For 20 business days following the reverse split, the Company expects its common stock will be reported on the OTCQB under the symbol “ENTKD.” After 20 business days, the common stock will begin trading under the symbol “TFVR.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

3.1	Certificate of Amendment filed November 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EnergyTek Corp.

Date: November 14, 2016	By: /s/ Jonathan R. Read
Name: Jonathan R. Read
Title: Chief Executive Officer